UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2021

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01	Entry Into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

As a result of the Refinancing and related transactions, the Term Loan Agreement and the Promissory Note (as each such capitalized term is defined in Item 2.03 below) were deemed paid in full and terminated. The information set forth in Item 2.03 with respect to the Refinancing is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 15, 2021, Bionik Laboratories Corp. (the “Company”) commenced a refinancing of its existing indebtedness (the “Refinancing”) and launched a new secured convertible promissory note offering (the “Offering”) of up to $10,000,000.

The Refinancing

Pursuant to the Refinancing, (a) a portion of the outstanding principal and accrued and unpaid interest under the Company’s existing Term Loan and Security Agreement dated as of February 12, 2021 (the “Term Loan Agreement”) pursuant to which, among other things, the Company may borrow up to $3,000,000 from lenders from time to time and (b) all of the outstanding principal and accrued and unpaid interest under the Company’s existing Promissory Note in the principal amount of $2,000,000 issued on March 23, 2020 in favor of Celeste Management (the “Promissory Note”), were used as consideration to acquire new convertible promissory notes (the “Convertible Notes”) in the Offering and, as a result and with the option exercises described below, the Term Loan Agreement and the Promissory Note were deemed paid in full and terminated.

Accordingly, (a) an aggregate of $1,064,456.80 in outstanding principal and accrued and unpaid interest under the Term Loan Agreement was used to purchase a like amount of Convertible Notes in the Offering and (b) an aggregate of $2,222,333.67 in outstanding principal and accrued and unpaid interest under the Promissory Note was used to purchase a like amount of Convertible Notes in the Offering.

The remaining $642,153.61 portion of the outstanding principal and accrued and unpaid interest under the Term Loan Agreement, which were held by (a) RGD Investissements S.A.S., an affiliate of Remi Gaston-Dreyfus, a director of the Company, and (b) an affiliate of André-Jacques Auberton-Hervé, the Chairman of the Board of Directors of the Company, was applied towards the purchase price to exercise outstanding options beneficially owned by Messrs. Gaston-Dreyfus and Auberton-Hervé.

The Offering

Pursuant to the terms of the Offering, the Company is offering for sale up to $10,000,000 in Convertible Notes to accredited investors and non-U.S. persons. As a result of the Restructuring and new investments into the Convertible Notes, the Company issued between July 15, 2021 and July 21, 2021 an aggregate of $7,286,790.47 in principal of Convertible Notes, of which an aggregate of $4,000,000 was purchased for cash and the remainder was issued as a result of the Restructuring.

The Company intends to use the net cash proceeds from the Offering for the Company’s working capital and general corporate purposes.

The Convertible Notes bear interest at a fixed rate of 1% per month, computed based on a 360-day year of twelve 30-day months and will be payable, along with the principal amount, on the earlier of (the “Maturity Date”): (a) March 31, 2022 and (b) the consummation of the Offering, provided that the Company raises in one or more tranches aggregate gross proceeds of no less than $10,000,000.

The Note will be convertible into equity of the Company upon the following events on the following terms:

•	On the Maturity Date without any action on the part of the Lender, the outstanding principal and accrued and unpaid interest under the Note will be converted into shares of common stock at a conversion price of $9.50 per share (the “Conversion Price”).

•	Upon a change of control transaction prior to the Maturity Date, the outstanding principal and accrued and unpaid interest under the Note would, at the election of the holders of a majority of the outstanding principal of the Convertible Notes under the Offering, be either (i) payable upon demand as of the closing of such change of control transaction or (ii) convertible into shares of the Company’s common stock immediately prior to such change of control transaction at a price per share equal to the lesser of (x) the Conversion Price, or (y) the per share consideration to be received by the holders of the common stock in such change of control transaction.

To secure the prompt payment and performance to the holders of the Convertible Notes, the Company assigned, pledged and granted a continuing security interest in and to, and lien on, all of its Collateral (as defined in the Convertible Note).

The Note contains customary events of default, which, if uncured, entitle the holder of a Convertible Note to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, its Convertible Note.

The foregoing is a brief description of the subscription of the Convertible Note and the terms of the Convertible Note and is qualified in its entirety by reference to the full text of the form of Subscription Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, and the Convertible Note, the form of which is included as Exhibit 10.2 to this Current Report on Form 8-K, each of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.03 of this Current Report on Form 8-K relating to the issuance of the Convertible Notes is incorporated by reference herein. The Convertible Notes and, unless subsequently registered, the shares underlying the Convertible Notes, will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation S under the Securities Act, as transactions by an issuer not involving any public offering and/or to non-U.S. persons.

On July 15, 2021, an aggregate of $431,953.61 in outstanding principal and accrued and unpaid interest under the Term Loan Agreement held by RGD Investissements S.A.S., an affiliate of Remi Gaston-Dreyfus, a director of the Company, was applied towards the exercise price for options to purchase an aggregate of 115,759 shares of common stock at a price per share of $3.595 and 5,000 shares of common stock at a price per share of $3.16 (the “RGD Option Shares”). The RGD Option Shares are issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering.

On July 15, 2021, an aggregate of $210,200.00 in outstanding principal and accrued and unpaid interest under the Term Loan Agreement held by an affiliate of André-Jacques Auberton-Hervé, the Chairman of the Board of Directors of the Company, was applied towards the exercise price for options to purchase an aggregate of 115,759 shares of common stock at a price per share of $3.595 (the “AJAH Option Shares”). The AJAH Option Shares are issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Form of Subscription Agreement
10.2	Form of Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 21, 2021

BIONIK LABORATORIES CORP.

By:	/s/ Rich Russo Jr.
Name:	Rich Russo Jr.
Title:	Chief Financial Officer and Interim CEO